United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 31, 2017

Date of Report

Q2POWER TECHNOLOGIES INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-55148	20-1602779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Royal Palm Way, #100

Palm beach, FL 33480

 (Address of Principal Executive Offices)

(561) 693-1423

(Registrant’s Telephone Number, including area code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On March 31, 2017, Q2Power Technologies Inc. (the “Company” or “Q2P”) closed the initial $1,000,000 in its Convertible Promissory Note “Bridge” offering (the “Offering”).  The total size of the Offering is $1,500,000, with an additional $500,000 over-allotment option at the Company’s discretion.

The Convertible Promissory Notes (the “Notes”) convert at a 50% discount to the post-funding valuation of the Company at the closing of its next offering in the minimum amount of $5,000,000 (the “Equity Offering”).  The conversion valuation has a ceiling of $12,000,000, and a “floor” company value of $6,000,000 in the event there is no Equity Offering before the Notes are able to be converted.

The Notes convert into common stock, or preferred stock if received by investors in the Equity Offering, commencing on the soonest of the Equity Offering closing or December 31, 2017, at the discretion of the holder.  Maturity is 36 months from issuance with 15% annual interest which will be capitalized each year into the principal of the Notes and paid in kind. There are no warrants issued in connection with the Offering.

Funds from the Offering will be used to secure acquisitions of compost and soil companies with closings expected to occur concurrently with the closing of the Equity Offering, and up to 12 months of operating capital. A limited portion of the funds will also be used to eliminate liabilities on the Company’s balance sheet.

As provided in the Offering as of the initial closing date, the Company settled or restructured approximately $1,000,000 in balance sheet liabilities. Included in the debt restructuring, the Company issued approximately 1.6 million shares of restricted common stock to eliminate $240,000 in payables; renegotiated its pre-existing convertible notes to extend the maturity date to July 31, 2017, set the conversion price at $0.15 (not counted in the new shares issued), and waive any defaults; and amended its existing term loan to extend the maturity date to December 31, 2017, and waive all defaults.

The Offering was led by two accredited investors, and joined by 19 additional accredited investors which included the Company’s Directors.  Management conducted the Offering and no broker fees were paid in connection with the initial closing.

All securities issued in the Offering and debt settlements were issued pursuant to an exemption from registration under Section4(a)(2) under the Securities Act of 1933.

Securities issued in the Offering and in connection with the liability settlements have not been nor will be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 2.03 Creation of a Direct Financial Obligation

Information required by the Item 2.03 is included in Item 1.01 of this Current Report.

Item 3.02 Unregistered Sales of Equity Securities

Information required by the Item 3.03 is included in Item 1.01 of this Current Report.

Item 9.01 Financial Statements and Exhibits.

(b)  Exhibits.

10.1

Form of Subscription Agreement

10.2

Form of Promissory Note

99.1

Press Release distributed April 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2POWER TECHNOLOGIES INC.

Date:	April 4, 2017	By:	/s/ Christopher Nelson
Christopher Nelson
Chief Executive Officer

3